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                                                                    Exhibit 99.2



                          REGISTRATION RIGHTS AGREEMENT

                               SEPTEMBER 28, 2000

         THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is entered into as of the date hereof, by and among ChromaVision Medical Systems, Inc., a Delaware corporation (the "Company"), with its principal office located at 33171 Paseo Cerveza, San Juan Capistrano, California 92675-4824, Safeguard Delaware, Inc., a Pennsylvania corporation, and incuVest, LLC, a limited liability company (collectively the "Investors").

                                    RECITALS

         WHEREAS, the Company and the Investors have entered into a Stock Purchase Agreement dated as of September 28, 2000 (the "Stock Purchase Agreement"), pursuant to which the Company shall sell, and the Investors shall acquire, shares of the Company's Common Stock, par value $.01 per share (the "Common Stock") and Warrants (the "Warrants") to purchase additional shares (the "Warrant Shares") of the Company's Common Stock.

         WHEREAS, it is a condition to the obligations of the parties to the Stock Purchase Agreement to consummate the transactions contemplated thereby that the Company and the Investors enter into this Agreement.

         NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, the parties hereto agree as follows:

         1. Certain Definitions. All capitalized terms used herein and not defined below shall have the meanings set forth in the Stock Purchase Agreement. The following terms shall have the following respective meanings:

                  "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Holder" shall mean any Investor holding Registrable Securities and any person holding Registrable Securities to whom the rights under this Agreement have been transferred in accordance with Section 13 hereof.

                  "Indemnified Party" shall have the meaning set forth in
Section 10(c) of this Agreement.

                  "Indemnifying Party" shall have the meaning set forth in
Section 10(c) of this Agreement.



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                  The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

                  "Registration Expenses" shall mean all expenses incurred by the Company in complying with Sections 5, 6 and 7 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, the expense (as limited by Section 8 hereof) of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company that shall be paid in any event by the Company), and the reasonable fees and expenses up to $10,000 of one special legal counsel to represent all Holders participating in such registration if such Holders are not represented without cost by the Company's counsel.

                  "Registrable Securities" means (i) the Shares; (ii) the Warrant Shares; and (iii) any Common Stock of the Company issued or issuable in respect of the Shares or the Warrant Shares or other securities issued or issuable with respect to the Shares or the Warrant Shares upon any stock split, stock dividend, recapitalization or similar event, or any Common Stock otherwise issued or issuable with respect to the Shares or the Warrant Shares; provided, however, that shares of Common Stock or other securities shall only be treated as Registrable Securities if and so long as they have not been (A) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (B) sold or saleable in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under
Section 4(1) thereof so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale and so long as there are no volume limitations (with or without any required aggregation) on the number of shares of Common Stock so sold or saleable)

                  "Restricted Securities" shall mean the securities of the Company required to bear the legend referring to the Securities Act set forth in
Section 3 hereof.

                  "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                  "Selling Expenses" shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by the Holders and all fees and disbursements of counsel for the Holders (except for such fees and disbursements as are included in the definition of Registration Expenses).

                  "Shares" shall mean the shares of Common Stock issued to investors pursuant to the Stock Purchase Agreement.

         2. Restrictions. The Shares and the Warrant Shares shall not be sold, assigned, transferred or pledged except upon the conditions specified in this Agreement, which conditions are intended to ensure compliance with the provisions of the Securities Act. The Investors shall


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cause any proposed purchaser, assignee, transferee or pledgee of the Shares and the Warrant Shares to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Agreement.

         3. Restrictive Legend. Each certificate representing (i) the Shares,
(ii) the Warrant Shares, and (iii) any other securities issued in respect of the securities referenced in clauses (i) and (ii) upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall (unless otherwise permitted by the provisions of Section 4 below) be stamped or otherwise imprinted with legends in the following form (in addition to any legend required under applicable state securities laws):

                  "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER ANY STATE SECURITIES LAWS. SUCH SHARES MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS EITHER (i) IN THE ABSENCE OF SUCH REGISTRATION THE COMPANY RECEIVES AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT SUCH DISPOSITION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE SECURITIES ACT OF 1933 AND THE REGISTRATION REQUIREMENTS OF ALL APPLICABLE STATE SECURITIES LAWS OR (ii) THE SALE IS EXEMPT FROM SUCH REGISTRATION REQUIREMENTS PURSUANT TO THE SECURITIES AND EXCHANGE COMMISSION'S RULE 144 ACT."

                  Each Investor and Holder consents to the Company making a notation on its records and giving instructions to any transfer agent of the Restricted Securities in order to implement the restrictions on transfer established in this Section 2.

         4. [Intentionally Omitted]

         5. Requested Registration.

                  (a) Request for Registration. In case the Company shall receive from Holders written request that the Company effect any registration, qualification or compliance with respect to Registrable Securities, the Company shall (A) within ten (10) days of the receipt by the Company of such notice, give written notice of the proposed registration, qualification or compliance to all other Holders and (B) as soon as practicable, use commercially reasonable efforts to effect such registration, qualification or compliance (including, without limitation, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within twenty (20) days after receipt of such written notice from the Company;


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provided, however, that the Company shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this
Section 5(a):

                           (1) In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

                           (2) After the date that the Company has effected two
         (2) registrations pursuant to this Section 5(a) on behalf of the Holders, and such registrations have been declared or ordered effective;

                           (3) If the number of Registrable Shares to be included in any such registration is less than 100,000; or

                           (4) If the Company shall furnish to such Holders a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors it would be detrimental to the Company or its stockholders for a registration statement to be filed in the near future.


In the event of (4) above, the Company's obligation to use commercially reasonable efforts to register, qualify or comply under this Section 5 shall be deferred for a period not to exceed ninety (90) days from the date of receipt of written request from the Holders; provided, however, that the Company shall not exercise such right more than once in any twelve-month period.

                  (b) Underwriting. In the event that a registration pursuant to this Section 5 is for a registered public offering involving an underwriting, the Holders shall notify the Company and the Company shall so advise the Holders as part of the notice given pursuant to Section 5(a). In such event, the right of any Holder to registration pursuant to this Section 5 shall be conditioned upon such Holder's participation in such underwriting arrangements, and the inclusion of such Holder's Registrable Securities in the underwriting to the extent requested shall be limited to the extent provided herein. The Company shall also be entitled to participate in an underwritten offering on the terms set forth herein.

                  The Company shall (together with all Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in reasonable and customary form with the managing underwriter selected for such underwriting by the Company and reasonably acceptable to a majority of the Holders proposing to distribute their securities through such underwriting. Notwithstanding any other provision of this Section 5, if the managing underwriter advises the Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall so advise all holders of Registrable Securities and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all Holders thereof in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders at the time of filing the registration statement or in such other manner as shall be agreed to by the Company and Holders of a majority of the Registrable Securities proposed to be included in such


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registration, provided, however, that the number of shares of Registrable
Securities to be included in such underwriting and registration shall not be reduced unless all other securities of the Company are first entirely excluded from the underwriting and registration. No Registrable Securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares.

                  If any Holder of Registrable Securities disapproves of the terms of the underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the managing underwriter no later than five
(5) business days prior to the date of the registration statement is declared effective. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration, and shall not be transferred in a public distribution prior to ninety (90) days after the effective date of the registration statement relating thereto.

         6. Registration on Form S-3.

                  (a) If any Holder or Holders request that the Company file a registration statement on Form S-3 (or any successor form to Form S-3) for a public offering of at least 100,000 (in the aggregate) Shares or Warrant Shares or a combination of the two or other Registrable Securities issued or issuable with respect to that number of Shares and/or Warrant Shares (in the aggregate) held by such Holder or Holders (adjusted for stock splits, stock dividends, reclassifications and similar transactions) not involving an underwriting and the Company is a registrant entitled to use Form S-3 to register the Registrable Securities for such an offering, the Company shall use commercially reasonable efforts to cause such Registrable Securities to be registered on such form for the offering and to cause such Registrable Securities to be qualified in such jurisdictions as the Holder or Holders may reasonably request. The Company shall have no obligation to include in any such registration statement any information which is permitted to be incorporated by reference.

                  (b) Notwithstanding the foregoing, the Company shall not be obligated to take any action pursuant to this Section 6: (i) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction; (ii) during the period starting with the date ninety (90) days prior to the Company's estimated date of filing of, and ending on the date six
(6) months immediately following the effective date of, any registration statement pertaining to securities of the Company (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan), provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; or
(iii) if the Company shall furnish to such Holder a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors it would be detrimental to the Company or its stockholders for registration statements to be filed in the near future. In the event of (iii) above, the Company's obligation to use commercially reasonable efforts to file a registration statement shall be deferred for a period not to exceed ninety (90) days from the receipt of the request to file


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such registration statement by such Holder; provided, however, that the Company shall not exercise such right more than once in any twelve-month period.

                  (c) Registration pursuant to this Section 6 shall not be deemed to be one of the two registrations referred to in Section 5(a)(2).

         7. Piggyback Registration.

                  (a) Notice of Registration. If at any time or from time to time, the Company shall determine to register any of its securities, either for its own account or the account of a security holder or holders other than Holders pursuant to Section 5 or 6 hereof, other than (i) a registration relating solely to employee benefit plans or (ii) a registration relating solely to a Commission Rule 145 transaction, the Company shall:

                           (1) promptly give to each Holder written notice thereof, and

                           (2) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests made within thirty (30) days after receipt of such written notice from the Company by any Holder, but only to the extent that such inclusion will not diminish the number of securities included by the Company.

                  (b) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 7(a). In such event, the right of any Holder to registration pursuant to this Section 7 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders distributing their securities through such underwriting) enter into an underwriting agreement in reasonable and customary form with the managing underwriter selected for such underwriting by the Company. Notwithstanding any other provision of this Section 7, if the managing underwriter determines that marketing factors require a limitation of the number of shares or other securities to be underwritten, the managing underwriter may limit the number of Registrable Securities to be included in the registration and underwriting, on a pro rata basis based on the total number of securities (including, without limitation, Registrable Securities) entitled to registration pursuant to registration rights granted to the participating Holders by the Company. The number of shares or other securities that may be included in the registration and underwriting shall be allocated as follows: (i) first, to the Company and (ii) second, to the Holders proposing to distribute their securities through such underwriting and to other shareholders of the Company on a pro rata basis in proportion to the number of shares which each such person or entity would otherwise have the right to have their shares registered, in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder or other holder to the nearest 100 shares. If any Holder


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or other holder disapproves of the terms of any such underwriting, he or she may elect to withdraw therefrom by written notice to the Company and the managing underwriter no later than five (5) business days prior to the date of the registration statement with respect to the registration, is declared effective. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration, and shall not be transferred in a public distribution prior to ninety (90) days after the effective date of the registration statement relating thereto.

                  (c) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this
Section 7 prior to the effectiveness of such registration, whether or not any Holder has elected to include securities in such registration. In such case, the Company shall be deemed not to have effected a registration pursuant to Section 7 of this Agreement.

                  (d) Not Demand Registration. Registration pursuant to this
Section 7 shall not be deemed to be a requested registration as described in
Section 5 above.

         8. Expenses of Registration. All Registration Expenses incurred in connection with any registration pursuant to Sections 5, 6 and 7 shall be borne by the Company, provided that the Company shall not be required to pay the Registration Expenses of any registration proceeding begun pursuant to Section 5, the request of which has been subsequently withdrawn by the Holders. In such case, at the option of the Holders of a majority of the Registrable Securities to have been registered, either: (i)(a) the Holders of Registrable Securities to have been registered shall bear all such Registration Expenses pro rata on the basis of the number of shares to have been registered, and (i)(b) the Company shall be deemed not to have effected a registration pursuant to Section 5 of this Agreement; or (ii)(a) the Company shall bear all such Registration Expenses, and (ii)(b) the Company shall be deemed to have effected a registration pursuant to Section 5 of this Agreement. Notwithstanding the foregoing, however, if at the time of the withdrawal, the Holders have learned of a material adverse change in the condition, business or prospects of the Company from that known to the Holders at the time of their request or described in a filing with the SEC which filing was made prior to the date of such request, then the Holders shall not be required to pay any of said Registration Expenses. In such case, the Company shall be deemed not to have effected a registration pursuant to Section 5 of this Agreement.

                  Unless otherwise stated, all Selling Expenses relating to securities registered on behalf of the Holders and all other registration expenses incurred in connection with any registration pursuant to this Agreement shall be borne by the Holders of the registered securities included in such registration pro rata on the basis of the number of shares so registered.

         9. Registration Procedures. In the case of each registration, qualification or compliance effected by the Company pursuant to this Agreement, the Company shall keep each Holder advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. At its expense the Company shall:

                  (1) Prepare and file with the Commission a registration statement with respect to such securities and use commercially reasonable efforts to cause such registration


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         statement to become and remain effective for at least one hundred eighty (180) days or until the distribution described in the registration statement has been completed; and

                  (2) Furnish to the Holders participating in such registration and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such underwriters may reasonably request in order to facilitate the public offering of such securities.

                  (3) Use commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                  (4) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

                  (5) Use commercially reasonable efforts to furnish, at the request of any Holder requesting registration of Registrable Securities, on the date that such Registrable Securities are delivered to the underwriter(s) for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (A) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (B) subject to applicable accounting standards a "comfort" letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

         10. Indemnification.

                  (a) The Company shall indemnify each Holder, each of its officers and directors and partners, and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the


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foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement or prospectus, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act applicable to the Company in connection with any such registration, qualification or compliance, and the Company shall reimburse each such Holder, each of its officers and directors, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, as such expenses are incurred, provided that the Company shall not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission is made in such registration statement or prospectus or amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by any Holder, controlling person or underwriter and specifically for use therein; and with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus, this indemnity shall not inure to the benefit of any underwriter (or to the benefit of any person controlling any underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act) to the extent that any such loss, liability, claim, damage or expense of such underwriter or any person controlling such underwriter results from the fact that such underwriter sold shares of Common Stock to a person to whom there was not sent or given by such underwriter or on such underwriter's behalf at or prior to the written confirmation of the sale of such shares of Common Stock to such person, a copy of the prospectus (as then amended or supplemented), if required by law so to have been delivered, and if the prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, liability claim, damage or expense. This indemnity will be in addition to any liability which the Company may otherwise have.

                  (b) Each Holder shall, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each other such Holder, each of its officers and directors and each person controlling such Holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement or prospectus or amendment or supplement thereto or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such Holders, such directors, officers, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, as such expenses are incurred, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such


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registration statement or prospectus or amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder and stated to be specifically for use therein. In no event shall any indemnity under this Section 10(b) exceed the proceeds from the offering received by such Holder.

                  (c) Each party entitled to indemnification under this Section 10 (each, an "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense; provided, however, that an Indemnified Party (together with all other Indemnified Parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the Indemnifying Party, if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between such Indemnified Party and any other party represented by such counsel in such proceeding. The failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 10 unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action.

                  (d) If the indemnification provided for in this Section 10 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any losses, claims, damages or liabilities referred to herein, the Indemnifying Party, in lieu of indemnifying such Indemnified Party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the untrue statement or omission or alleged untrue statement or omission that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by a Holder hereunder exceed the proceeds from the Offering received by such Holder.

                  (e) The obligations of the Company and Holders under this
Section 10 shall survive completion of any offering of Registrable Securities in a registration statement and the termination of this Agreement. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the


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giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

         11. Information by Holder. The Holder or Holders of Registrable Securities included in any registration shall furnish to the Company such information regarding such Holder or Holders, the Registrable Securities held by them and the distribution proposed by such Holder or Holders as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Section 11.

         12. Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission that may at any time permit the sale of the Restricted Securities to the public without registration, the Company agrees (for so long as it is subject to the reporting requirements of Section 12 of the Exchange Act) to use commercially reasonable efforts to:

                  (1) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date that the Company becomes subject to the reporting requirements of the Securities Act or the Exchange Act;

                  (2) File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

                  (3) So long as an Investor owns any Restricted Securities, to furnish to the Investor forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as an Investor may reasonably request in availing itself of any rule or regulation of the Commission allowing an Investor to sell any such securities without registration.

         13. Transfer of Registration Rights. The rights to cause the Company to register securities granted Investors under Section 5, Section 6, and Section 7 may be assigned to a transferee or assignee who is (a) a member of any Investor that is a limited liability company or any affiliate of an Investor, or (b) any trust that holds such Registrable Securities for the benefit of such Investor; provided that (a) such transfer may otherwise be effected in accordance with applicable securities laws, (b) written notice of such assignment is given to the Company and (c) the transferee agrees to be bound by the terms of this Agreement.

         14. Termination of Rights. The rights of any particular Holder to cause the Company to register securities under Section 5, Section 6 and Section 7 shall terminate with respect to such

Holder on the earlier of (i) the third (3rd) anniversary of the effective date of this Agreement or (ii) with respect to any holder of Registrable Securities, at such time as the holder is able to dispose of all of its Registrable Securities in a three-month period pursuant to Rule 144.

         15. Governing Law. This Agreement shall be governed in all respects by the laws of the state of New York applicable to contracts between New York residents entered into and performed entirely within the State of New York.

         16. Third Parties. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

         17. Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

         18. Entire Agreement; Amendment. This Agreement constitutes the full and entire understanding and agreement among the parties with regard to the subject matter hereof. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought; provided, however, that holders of more than fifty percent (50%) of the outstanding Registrable Securities (including Warrant Shares prior to exercise of any Warrants) may waive or amend, on behalf of all Investors and other holders of Shares, any provisions hereof benefiting the Investors so long as the effect thereof will be that all such Investors and other holders of Shares will be treated equally.

         19. Effect of Amendment or Waiver. The Investors and their successors and assigns acknowledge that by the operation of Section 18 hereof the holders of a majority of the outstanding Registrable Securities, acting in conjunction with the Company, will have the right and power to diminish or eliminate any or all rights or increase any or all obligations pursuant to this Agreement.

         20. Rights of Holders. Each holder of Registrable Securities shall have the absolute right to exercise or refrain from exercising any right or rights that such holder may have by reason of this Agreement, including, without limitation, the right to consent to the waiver or modification of any obligation under this Agreement, and such holder shall not incur any liability to any other holder of any securities of the Company as a result of exercising or refraining from exercising any such right or rights.

         21. Notices, Etc. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, return receipt requested, or by telecopier, or otherwise delivered by hand or by messenger, addressed or telecopied (a) if to an Investor, at such Investor's address or telecopier number set forth on the signature pages hereto, or at such other address or telecopier number as such Investor shall have furnished to the Company in writing, or (b) if to any other holder of any

Shares, at such address or telecopier number as such holder shall have furnished the Company in writing, or, until any such holder so furnishes an address or telecopier number to the Company, then to and at the address or telecopier number of the last holder of such Shares who has so furnished an address or telecopier number to the Company, or (c) if to the Company, at its address set forth on the first page of this Agreement, or at such other address or telecopier number as the Company shall have furnished to the Investors, in each case of the attention of the Chief Executive Officer. Notice shall be deemed to be given upon proper deposit with the United States mail or nationally recognized overnight courier, or personally delivered, to the address provided above, or upon confirmation by the telecopier machine of receipt of such notice telecopied to the telecopier number provided above, as the case may be.

         22. Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any holder of any Shares or to the Company upon any breach or default under this Agreement shall impair any such right, power or remedy of such holder or of the Company, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any holder of any breach or default under this Agreement, or any waiver on the part of any holder or of the Company of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing or as provided in this Agreement. All remedies, either under this Agreement or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

         23. Counterparts, Facsimile. This Agreement may be executed in any number of counterparts and by facsimile, each of which may be executed by fewer than all of the Investors, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

         24. Severability of this Agreement. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision and the parties agree to replace such provision with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such provisions; provided that no such severability will be effective against a party if it materially and adversely changes the economic benefits of this Agreement to such party.

         25. Headings, Etc. The headings of the Sections of this Agreement, and the headings on the signature pages of this Agreement categorizing the signatories hereto, have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms and provisions hereof.

                            [signature pages follow]

         IN WITNESS WHEREOF, this agreement has been duly executed by the parties hereto as of the date first written above.


                                       CHROMAVISION MEDICAL SYSTEMS, INC.


                                       By: ____________________________________
                                           Name:
                                           Title:



                                       INVESTORS:


                                       SAFEGUARD DELAWARE, INC.


                                       By: ____________________________________
                                           Name:
                                           Title:
                                           Address:


                                       INCUVEST, LLC


                                       By: ____________________________________
                                           Name:
                                           Title:
                                           Address: